Exhibit 10.1
SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS
SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS, dated as of January 27, 2022 (this “Amendment”), by and among CMFT RE LENDING RF SUB CB, LLC, a Delaware limited liability company (“Seller”), as seller, CITIBANK, N.A., a national banking association (including any successor and assigns thereto, “Buyer”), as buyer, and acknowledged and agreed to by CIM REAL ESTATE FINANCE TRUST, INC., a Maryland corporation (“Guarantor”), as guarantor. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer entered into that certain Master Repurchase Agreement, dated as of June 4, 2020, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of August 17, 2021 (collectively, the “Existing Repurchase Agreement”; as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, Seller and Buyer each desire to make certain modifications to the Existing Repurchase Agreement and the other Transaction Documents pursuant to and the terms and conditions of this Amendment; and
WHEREAS, it is a condition to the effectiveness of this Amendment, that Guarantor reaffirms the terms and conditions of the Guaranty.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
AMENDMENTS TO EXISTING REPURCHASE AGREEMENT
(a)The following defined terms set forth in Article 2 and any references thereto in the Existing Repurchase Agreement are hereby deleted in their entirety: “Compounded SOFR”, “Corresponding Tenor”, “Early Opt-in Election”, “First Amendment”, “ISDA”, “ISDA Definitions”, “Term SOFR Transition Event” and “Unadjusted Benchmark Replacement”.
(b)Article 2 of the Existing Repurchase Agreement is hereby amended by either adding the following defined terms in the appropriate alphabetical order, or, if the corresponding defined term already exists therein, amending and restating such defined term in its entirety as follows:
“Anticipated Benchmark Replacement Date” shall have the meaning specified in Article 3(g)(v).

“Applicable SOFR” shall mean, with respect to each SOFR Based Transaction, either the SOFR Average or Term SOFR, as applicable, as designated in the related Confirmation.
“Benchmark” shall mean, (a) for any LIBOR Based Transaction, initially, LIBOR, (b) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is the SOFR Average, initially, the SOFR Average and (c) for any SOFR Based Transaction for which the Applicable SOFR designated on the related Confirmation is Term SOFR, initially, Term SOFR; provided that if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark or with respect to any Transaction, as applicable, then “Benchmark” shall mean, with respect to such then-current Benchmark or with respect to any applicable Transaction, as applicable, the related Benchmark Replacement. Notwithstanding the foregoing, if any setting of any Benchmark as provided above would result in such Benchmark setting being less than the applicable Benchmark Floor, such setting of such Benchmark shall instead be deemed to be such Benchmark Floor.
“Benchmark Floor” shall mean the greater of (a) 0.00% and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation.
“Benchmark Replacement” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the sum of (a) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for U.S. dollar-denominated commercial mortgage loan repurchase facilities or other similar agreements at such time and (b) the Benchmark Replacement Adjustment; provided, that such Benchmark Replacement is consistent with the benchmark rate selected by Buyer in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right; provided, further, that in connection with the replacement of LIBOR pursuant to Article 3(g)(i) or a SOFR Transition Event, such Benchmark Replacement shall be the SOFR Average or Term SOFR, as applicable (so long as no Benchmark Transition Event and Benchmark Replacement Date has occurred with respect to such rate), as determined by Buyer in its sole discretion. Notwithstanding the foregoing, if any setting of the Benchmark Replacement as provided above would result in such Benchmark Replacement setting being less than the applicable Benchmark Floor, such setting of the Benchmark Replacement shall instead be deemed to be such Benchmark Floor.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of any then-current Benchmark under the terms of this Agreement, the spread adjustment, or method for calculating or determining such spread adjustment

(which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Benchmark Replacement for U.S. dollar-denominated commercial mortgage loan repurchase facilities at such time; provided, that such Benchmark Replacement Adjustment is consistent with the spread adjustment or method for calculating or determining such spread adjustment selected by Buyer for replacement of such Benchmark with the related Benchmark Replacement in its other commercial mortgage loan repurchase facilities with similarly situated counterparties and wherein Buyer has a similar contractual right.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “LIBOR”, “LIBOR Based Transaction”, “Pricing Rate Period”, “Pricing Rate Determination Date”, “Reference Time”, “SOFR Average”, “SOFR Based Transaction”, “Term SOFR” and any similar defined term in this Agreement, provisions with respect to timing and frequency of determining rates and making payments of interest or price differential, timing of transaction requests, future advance requests, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, the formula for calculating any benchmark rate (including, without limitation, LIBOR, SOFR, the SOFR Average and Term SOFR), the formula, methodology or convention for applying the successor Benchmark Floor to any benchmark rate (including, without limitation, LIBOR, SOFR, the SOFR Average and Term SOFR) and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark or Benchmark Replacement, as applicable, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark or Benchmark Replacement, as applicable, exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);
(2)in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or to be non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) even if such Benchmark (or such component thereof) continues to be provided on such date; or
(3)in the case of a SOFR Transition Event, the date set forth in the related Rate Election Notice provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” shall mean, with respect to any applicable Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) during which Buyer determines that (a) adequate and reasonable means do not exist for ascertaining such Benchmark (including, without limitation, (i) if such Benchmark is LIBOR, such Benchmark is determined pursuant to the proviso in the definition of “LIBOR” and (ii) if the Benchmark (or the published component used in the calculation thereof) is the SOFR Average or Term SOFR, that the SOFR Average or Term SOFR, as applicable, cannot be determined in accordance with the definition thereof) or (b) it is unlawful to accrue Purchase Price Differential based on such Benchmark or to otherwise use such Benchmark to determine the applicable Purchase Price Differential due for any Pricing Rate Period.
“Eligibility Criteria” shall mean, with respect to any Eligible Asset, as of the Purchase Date, therefor, (i) the proposed Purchased Asset is a Whole Loan, Senior Interest or Mezzanine Loan accruing interest at a floating rate based on LIBOR, the SOFR Average, Term SOFR or any other benchmark rate approved by Buyer in its sole discretion, (ii) after giving effect to the purchase of the proposed Purchased Asset, the Portfolio Purchase Price Debt Yield (including the proposed Purchased Asset), as determined by Buyer, will be greater than the Minimum Portfolio Purchase Price Debt Yield, (iii) there is no monetary or material non-monetary default or event of default (beyond all applicable notice and grace periods) under the related Purchased Asset Documents, (iv) the Mortgaged Property LTV of the proposed Purchased Asset will not exceed the Mortgaged Property LTV Threshold and (v) the maximum term of the proposed Purchased Asset, including all extension options, is not more than five (5) years.
“LIBOR” shall mean the London interbank offered rate for U.S. dollars with a tenor of one month which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for a one month period, that appears on “Page BBAM” of the Bloomberg Financial Markets Services Screen (or the successor thereto) for the Reference Time as determined by Buyer; provided that, if such rate does not appear on “Page BBAM” of the Bloomberg

Financial Markets Services Screen (or the successor thereto) for the Reference Time, LIBOR shall be the rate determined with respect to the immediately preceding Pricing Rate Period. Buyer’s determination of LIBOR shall be binding and conclusive on Seller absent manifest error. Notwithstanding the foregoing, if any setting of LIBOR as provided above would result in such LIBOR setting being less than the applicable Benchmark Floor, such setting of LIBOR shall instead be deemed to be such Benchmark Floor.
“LIBOR Based Transaction” shall mean any Transaction for which the Benchmark is designated as LIBOR in the related Confirmation (and, in the case of any Transaction entered into prior to December 31, 2021, if no Benchmark is designated in the related Confirmation).
“LIBOR Based Pricing Rate Determination Date” shall mean (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) London Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Rate Period, with respect to any Pricing Rate Period, two (2) London Business Days prior to the first day of such Pricing Rate Period.
“London Business Day” shall mean any day other than (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks in London, England are not open for business and conducting transactions in foreign currency and exchange.
“Pricing Rate Determination Date” shall mean, (a) with respect to any LIBOR Based Transaction, the LIBOR Based Pricing Rate Determination Date, (b) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date and (c) with respect to any Transaction that is neither a LIBOR Based Transaction nor a SOFR Based Transaction, the date on which the Pricing Rate is to be set, as determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Rate Election Notice” shall mean, the written notice of the election by Buyer, in its sole discretion, to declare that an “SOFR Transition Event” shall occur, which Rate Election Notice shall designate the affected Benchmark, the applicable Benchmark Replacement Date and whether the applicable Benchmark Replacement shall be the SOFR Average or Term SOFR.
“Reference Time” shall mean, with respect to any setting of the then-current Benchmark for each Pricing Rate Period, (a) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the LIBOR Based Pricing Rate Determination Date, (b) if such Benchmark is the SOFR Average or Term SOFR, 3:00 p.m. (New York city) time on the SOFR Based Pricing Rate Determination Date and (c) if such Benchmark is not LIBOR, the SOFR Average or Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“SOFR” shall mean the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Average” shall mean the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the 30-Day SOFR Average (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the SOFR Administrator on the SOFR Administrator’s Website for the related Reference Time; provided, however, that if, as of such Reference Time, the 30-Day SOFR Average has not been published on the SOFR Administrator’s Website, the SOFR Average for such setting will be 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of the SOFR Average as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of the SOFR Average shall instead be deemed to be such Benchmark Floor.
“SOFR Based Pricing Rate Determination Date” shall mean, (a) in the case of the first Pricing Rate Period for any Purchased Asset, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) U.S. Government Securities Business Days preceding the first day of such Pricing Rate Period.
“SOFR Based Transaction” shall mean any Transaction for which the Benchmark (or the published component used in the calculation thereof) designated in the related Transaction (or as a result of the occurrence of a Benchmark Transition Event or SOFR Transition Event, as applicable, and the related Benchmark Replacement Date) is either the SOFR Average or Term SOFR.
“SOFR Transition Event” shall mean, the occurrence of:
(1)a determination by Buyer to convert all Transactions using an applicable Benchmark to a Benchmark Replacement; and
(2)the provision by Buyer of the applicable Rate Election Notice to Seller.
“Term SOFR” shall mean, the forward-looking term rate based on SOFR with a tenor of one month (the “Term SOFR Reference Rate”) which, with respect to the setting of such rate with respect to each Pricing Rate Period, shall be the Term SOFR Reference Rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) published by the Term SOFR Administrator as of the related Reference Time; provided, however, that if, as of the such Reference Time, the Term SOFR Reference Rate has not been published by the Term SOFR Administrator then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR

Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to the related SOFR Based Pricing Rate Determination Date. Notwithstanding the foregoing, if any setting of Term SOFR as provided above would result in such setting being less than the applicable Benchmark Floor, such setting of Term SOFR shall instead be deemed to be such Benchmark Floor.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA), or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(c)Article 3(e)(iv) of the Existing Repurchase Agreement is hereby amended by adding the following after the last sentence thereof:
Notwithstanding anything in this Article 3(e) to the contrary, in no event shall Buyer be required to advance or reallocate any Margin Excess in respect of a LIBOR Based Transaction after January 1, 2022; provided that the foregoing shall not modify or affect the determination of any Margin Deficit hereunder or Buyer’s obligation to fund Future Funding Advance Draws subject to the terms and conditions of Article 3(e)(iii).
(d)Article 3(g) of the Existing Repurchase Agreement is hereby amended and restated in its entirety as follows:
(g) Effect of Benchmark Transition Event.
(i)Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, if a Benchmark Transition Event or a SOFR Transition Event, as applicable, and its related Benchmark Replacement Date have occurred with respect to any Benchmark prior to the Reference Time for any Pricing Rate Determination Date for such Benchmark, the applicable Benchmark Replacement will replace such Benchmark for all purposes under this Agreement or under any other Transaction Document in respect of such setting and all settings on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document). Notwithstanding the foregoing, Buyer and Seller may at any time agree to amend and restate any Confirmation with respect to any Transaction to replace the related Benchmark with respect to such Transaction with the applicable Benchmark Replacement.
(ii)Benchmark Replacement Conforming Changes. In connection with the implementation or administration of any Benchmark or Benchmark Replacement, in connection with any Benchmark Replacement Date or as a result of a Benchmark Unavailability Period, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Transaction Document.
(iii)Market Disruption. During a Benchmark Unavailability Period, the component of the Pricing Rate based on the applicable Benchmark shall, during the continuance of such Benchmark Unavailability Period, be replaced with a Benchmark Replacement reasonably determined by Buyer.
(iv)Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (a) any Benchmark Replacement Date, (b) the effectiveness of any Benchmark Replacement Conforming Changes and (c) the effectiveness of any changes to the calculation of the Pricing Rate described in Article 3(g)(iii). For the avoidance of doubt, any notice required to be delivered by Buyer as set forth in this Article 3(g) may be provided, at the option of Buyer (in its sole discretion), in one or more notices and may be delivered together with, or as a part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Buyer pursuant to this Article 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller or any other party to this Agreement or any other Transaction Document.
(v)Acknowledgement of Benchmark Transition Event in Respect of LIBOR. Buyer and Seller acknowledge and agree that a Benchmark Transition Event in respect of LIBOR occurred on March 5, 2021. Although June 30, 2023 is the anticipated date on which the administrator of LIBOR will permanently or indefinitely cease to provide LIBOR or that LIBOR will be declared no longer representative (the “Anticipated Benchmark Replacement Date”), the related Benchmark Replacement Date cannot be determined with certainty by Buyer at this time. Seller acknowledges and agrees that Buyer may determine that the Benchmark Replacement Date with respect to LIBOR will differ from the Anticipated Benchmark Replacement Date in accordance with the definition thereof or otherwise in connection with the occurrence of another Benchmark Transition Event or a SOFR Transition Event.
(vi)Disclaimer. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to (a) the administration, submission or any other matter related to LIBOR, SOFR, the SOFR Average or Term SOFR or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (b)

the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark) or have the same volume or liquidity as LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), (c) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by Article 3(g) or Article 3(i) including, without limitation, whether or not a Benchmark Transition Event has occurred, whether to declare a SOFR Transition Event, the removal or lack thereof of unavailable or non-representative tenors of LIBOR, SOFR, the SOFR Average or Term SOFR (or any other Benchmark), the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Article 3(g)(iv) or otherwise in accordance herewith, and (d) the effect of any of the foregoing provisions of Article 3(g) or Article 3(i).
(e)Paragraph A.(34) of Exhibit X to the Repurchase Agreement is hereby amended and restated in its entirety and replaced with the following:
Each Purchased Asset bears interest at a floating rate of interest that is based on LIBOR, the SOFR Average or Term SOFR plus a margin (which interest rate may be subject to a minimum or “floor” rate).
ARTICLE 2
AMENDMENT TO OTHER TRANSACTION DOCUMENTS
Each Transaction Document is hereby amended such that each reference to the “Repurchase Agreement” shall mean the Existing Repurchase Agreement as amended by this Amendment and as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time.
ARTICLE 3
REPRESENTATIONS
(a)Each of Seller and Guarantor represents and warrants to Buyer, as of the date of this Amendment, as follows:
(i)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;
(ii)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(iii)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;

(iv)the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of such Person, pursuant to any such agreement;
(v)except for those obtained or filed on or prior to the date hereof, such Person is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;
(vi)this Amendment is a legal and binding obligation of such Person and is enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law;
(vii)this Amendment has been duly executed and delivered by it;
(viii)no event has occurred and is continuing which constitutes an Event of Default under the Repurchase Agreement, the Fee Letter or any other Transaction Document, or any event that but for notice or lapse of time or both would constitute an Event of Default; and
(ix)no change, occurrence, or development exists that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)Seller represents and warrants to Buyer, as of the date of this Amendment, that all representations and warranties made by it in Article 9 of the Repurchase Agreement (other than those contained in Article 9(s)) are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Seller represents and warrants to Buyer that such representation or warranty was true and correct as of such earlier date).
(c)Guarantor represents and warrants to Buyer, as of the date of this Amendment, that all representations and warranties made by it in the Guaranty are true and correct (unless such representation or warranty expressly relates only to an earlier date in which case Guarantor represents and warrants to Buyer that such representation or warranty was true and correct as of such earlier date).
ARTICLE 4
REAFFIRMATION, RATIFICATION AND ACKNOWLEDGMENT
(a)Seller hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Buyer, under each Transaction Document to which it is a party and (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents.
(b)Guarantor hereby reaffirms the terms and conditions of the Guaranty.
(c)Each of Seller and Guarantor hereby (i) agree that neither such ratification and reaffirmation above, as applicable, nor Buyer’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement, the Fee Letter or the other Transaction Documents and (ii) agree and acknowledge that each of the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents shall each remain in full force and effect and are each hereby ratified and confirmed.
ARTICLE 5
EFFECTIVENESS
This Amendment shall become effective as of the date this Amendment is executed and delivered by a duly authorized officer of each of Seller, Guarantor and Buyer, along with delivery to Buyer of such other documents as Buyer reasonably requested prior to the date hereof.
ARTICLE 6
GOVERNING LAW
THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7
MISCELLANEOUS
(a)Except as expressly amended or modified hereby, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.
(b)Seller agrees to pay or cause to be paid, within ten (10) Business Days of receipt of an invoice from Buyer or Buyer’s counsel, all reasonable out-of-pocket costs and expenses paid or incurred by Buyer in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable outside counsel attorneys’ fees and expenses, and documentation costs and charges.

(c)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Transaction Documents.
(d)This Amendment, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(f)This Amendment and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the consummation by Buyer of the Transaction, and shall continue in full force and effect so long as all or any of the obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the Transaction Documents. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, and permitted successors and assigns of such party. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and Guarantor, shall inure to the benefit of the legal representatives, successors and permitted assigns of Buyer.
(g)This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(h)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(i)This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.
(j)Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.
(k)Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Buyer under the Repurchase Agreement, the Fee Letter, the Guaranty or any other Transaction Document, (ii) constitute a waiver of any provision in the Repurchase Agreement, the Fee Letter, the Guaranty or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement, the Fee Letter, the Guaranty or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
SELLER:

CMFT RE LENDING RF SUB CB, LLC,
a Delaware limited liability company
By: /s/ Nathan D. DeBacker_______________
Name: Nathan D. DeBacker
Title: Vice President, Chief Financial Officer and Treasurer

GUARANTOR:

CIM REAL ESTATE FINANCE TRUST, INC, a Maryland corporation

By: /s/ Nathan D. DeBacker_______________
Name: Nathan D. DeBacker
Title: Vice President, Chief Financial Officer and Treasurer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

BUYER:

CITIBANK, N.A.

By:     /s/ Richard Schlenger_______________
Name: Richard Schlenger
Title: Authorized Signatory